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                           NOTE PURCHASE CONFIRMATION

No. 1

         The purpose of this letter (this "NOTE PURCHASE CONFIRMATION") is to confirm the terms of the Note to be issued and sold by Fairfax Financial (US) LLC, a Delaware limited liability company (the "ISSUER") to NMS Services (Cayman) Inc. (the "PURCHASER") on the Issue Date specified below pursuant to the Master Note Purchase Agreement (as amended, replaced, restated, extended, supplemented or otherwise modified from time to time, the "MASTER NOTE PURCHASE AGREEMENT") dated as of March 3, 2003 among the Issuer, the Purchaser, Fairfax Financial Holdings Limited (the "GUARANTOR") and Banc of America Securities LLC (the "AGENT"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Note Purchase Agreement.

         This Note Purchase Confirmation constitutes a "Note Purchase Confirmation" as referred to in the Master Note Purchase Agreement. This Note Purchase Confirmation supplements, forms a part of, and is subject to, the Master Note Purchase Agreement. All provisions contained in the Master Note Purchase Agreement govern this Note Purchase Confirmation except as expressly modified below.

         The terms of the Note to which this Note Purchase Confirmation relates are as follows:

Principal Amount:                   USD39,022,500

Purchase Shares:                    2,150,000

Fee:                                USD198,324

Issue Date:                         March 3, 2003

Maturity Date:                      February 28, 2010

Interest Rate:                      3.15%

Prepaid Interest Amount:            USD2,102,493

Interest Payment Date:              March 3, June 3, September 3 and December 3
                                    of each year, commencing June 3, 2003, and ending on the Maturity Date, or if any such day is not a Business Day, the first following day that is a Business Day unless that day falls in another calendar month, in which case that date will be


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                                    the first preceding day that is a Business
                                    Day

Exchange Period:                    The period beginning on and including
                                    November 19, 2004 through and including
                                    December 3, 2004

Exchange Price:                     USD18.15


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         IN WITNESS WHEREOF, the parties have signed this Confirmation as of this 3rd day of March, 2003.


                                             ISSUER:


                                             FAIRFAX FINANCIAL (US) LLC


                                             By: /s/  Bradley P. Martin
                                                -------------------------------
                                             Name:   Bradley P. Martin
                                             Title:  Vice President


                                             GUARANTOR:


                                             FAIRFAX FINANCIAL HOLDINGS LIMITED


                                             By: /s/  Bradley P. Martin
                                                -------------------------------
                                             Name:   Bradley P. Martin
                                             Title:  Vice President and
                                                     Secretary


                                             PURCHASER:

                                             NMS SERVICES (CAYMAN) INC.


                                             By: /s/  William C. Caccamise
                                                --------------------------------
                                             Name: William C. Caccamise
                                             Title:


                                             AGENT:

                                             BANC OF AMERICA SECURITIES LLC


                                             By: /s/  William C. Caccamise
                                                --------------------------------
                                             Name: William C. Caccamise
                                             Title:


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